EXECUTION VERSION

Exhibit 10.10(b)

SUPPLEMENT NO. 1 dated as of September 10, 2012 (this “Supplement”), to the Guarantee Agreement (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) dated as July 12, 2012, among each of the subsidiaries and parent holding companies from time to time party thereto (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”) of WIRECO WORLDGROUP INC., a Delaware corporation (the “U.S. Borrower”), and WRCA (LUXEMBOURG) HOLDINGS S. À R.L, a société à responsabilité limitée organized under the laws of Luxembourg (the “Lux Borrower” and together with the U.S. Borrower, the “Borrowers”), and FIFTH THIRD BANK, as administrative agent and collateral agent (in such capacity, and together with its successors and assigns, the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
A.    Reference is made to the Credit Agreement dated as of July 12, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, WireCo WorldGroup (Cayman) Inc., as the Parent, the lenders from time to time party thereto (the “Lenders”), and Fifth Third Bank, as administrative agent and collateral agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
B.    The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Secured Parties to provide financial accommodations under the Secured Hedging Agreements and the Bank Product Obligation Agreements. Pursuant to Section 5.11 of the Credit Agreement, each Loan Party that was formed or acquired after the Closing Date and that was not a Loan Party on the date of the Closing Date is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Loan Party. Section 21 of the Guarantee Agreement provides that additional Subsidiaries of the Parent may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a“New Guarantor”) of Parent is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and in consideration for the Secured Parties provision of financial accommodations under the Secured Hedging Agreements and the Bank Product Obligation Agreements.
Accordingly, the Agent and the New Guarantors agree as follows:

1.
In accordance with Section 21 of the Guarantee Agreement, each New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Without limiting the foregoing, each New Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment by the Borrowers and the other

W/1976081

Loan Parties of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include each New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

2.
Each New Guarantor represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity and implied convenants of good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

3.
This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each New Guarantor and the Agent. Delivery of an executed signature page to this Supplement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

4.	Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
1)    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.
Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.
All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guarantee Agreement. All communications and notices hereunder to each New Guarantor shall be given to it at the address, telecopy number or e-mail address set forth under its signature below, with a copy to the Borrower.

7.
Each New Guarantor agrees to reimburse the Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Agent.

IN WITNESS WHEREOF, the New Guarantors and the Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.
ACEROS CAMESA, S.A. DE C.V.,
By: /s/ Victor Andrade Ruiz
Name: Victor Andrade Ruiz
Title: Attorney-in-fact
Address:Margarita Maza de Juarez No. 154,
Col. Nueva Industrial Vallejo,
CP 07700, México, D.F.

INCAM S.A. DE C.V.,
By: /s/ Victor Andrade Ruiz
Name: Victor Andrade Ruiz
Title: Attorney-in-fact
Address:Margarita Maza de Juarez No. 154,
Col. Nueva Industrial Vallejo,
CP 07700, México, D.F.

CORCAM S.A. DE C.V.,
By: /s/ Victor Andrade Ruiz
Name: Victor Andrade Ruiz
Title: Attorney-in-fact
Address:Margarita Maza de Juarez No. 154,
Col. Nueva Industrial Vallejo,
CP 07700, México, D.F.

WIRE ROPE CORPORATION DE MEXICO I, S. DE R.L. DE C.V.,
By: /s/ Victor Andrade Ruiz
Name: Victor Andrade Ruiz
Title: Attorney-in-fact
Address: Margarita Maza de Juarez No. 154,

Col. Nueva Industrial Vallejo,
CP 07700, México, D.F.

WIRECO MEX, S. DE R.L. DE C.V.,
By: /s/ Victor Andrade Ruiz
Name: Victor Andrade Ruiz
Title: Attorney-in-fact
Address: Margarita Maza de Juarez No. 154,
Col. Nueva Industrial Vallejo,
CP 07700, México, D.F.

WIRECO MEXICO ACQUISITION, S. DE R.L. DE C.V.,
By: /s/ Victor Andrade Ruiz
Name: Victor Andrade Ruiz
Title: Attorney-in-fact
Address: Margarita Maza de Juarez No. 154,
Col. Nueva Industrial Vallejo,
CP 07700, México, D.F.

FIFTH THIRD BANK, as Agent
By: /s/ Jim Esinduy
Name: Jim Esinduy Title: Vice President

[Signature Page to Supplement to Guarantee Agreement]